UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            February 27, 2003
                             Date of Report
                    (Date of Earliest Event Reported)


                           NORTON INDUSTRIES CORP.
         (Exact Name of Registrant as Specified in its Charter)


                                DELAWARE
               (State or Other Jurisdiction of Incorporation)

             000-49852                        04-3616479
     (Commission File Number)      (IRS Employer Identification No.)

                    524 Westgate Drive, Edison, NJ 08820
        (Address of Principal Executive Offices, including ZIP Code)

                               (908) 412-9273
             Registrant's Telephone Number, including Area Code


                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)




Item 1.   Changes in Control of Registrant

On February 26, 2003, Waywood Investment Limited ("Waywood"), the sole shareholder of Norton Industries Corp. ("Norton"), entered into a Stock Purchase Agreement with Comp Hotel International Limited, a British Virgin Islands corporation ("Comp Hotel International"), pursuant to which Comp Hotel International acquired four million two hundred fifty thousand (4,250,000) shares of Norton's common stock owned by Waywood. As a result, Comp Hotel International now owns 85% of the Norton's issued and outstanding shares. Prior to the sale, Norton had 5,000,000 shares of common stock outstanding, and no preferred shares have been issued and outstanding.

The sale and acquisition was approved by unanimous consent of the respective Board of Directors of Waywood and Comp Hotel International on February 26, 2003.

The following table sets forth, as of February 27, 2003, certain information with respect to Norton's equity securities owned of record or beneficially by (i) each officer and director of Norton; (ii) each person who owns beneficially more than 5% of each class of Norton's outstanding equity securities; and (iii) all directors and executive officers as a group.


                   Name and Address        Amount and Nature of  Percent of
Title of Class   of Beneficial Owner       Beneficial Ownership  Class (1)
--------------   ------------------------  --------------------  ----------
Common Stock    Comp Hotel International       4,250,000             85%
                Limited
                49-51 Jervois Street
                7th Floor
                Sheung Wan, Hong Kong

Common Stock    Waywood Investment               750,000             15%
                Limited
                182 Queen's Road East
                Hong Kong

Common Stock    All Officers and                 750,000             15%
                Directors as a Group


(1) Based upon 5,000,000 shares issued and outstanding. There are no outstanding options or warrants to purchase, nor any securities convertible into, Norton's common shares.


Item 7.   Financial Statements and Exhibits

No financial statements are filed herewith.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


NORTON INDUSTRIES CORP.


By:  /s/Jianjun Zhang
   ------------------------
   Jianjun Zhang, President

Date:  February 27, 2003